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                                                                   EXHIBIT 12.15

SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES NOONEY RIDER TRAIL, LLC
RATIO OF EARNINGS TO FIXED CHARGES:

                                                                                                   Three       Three
                                                                                                   Months      Months
                                                    Year End.   Year End.  Year End.  Year End.     End.        End.
                                                      1997        1998       1999       2000      3/31/00     3/31/01
                                                    -----------------------------------------------------------------

Earnings:
  Pretax income (loss)                                $ (81)     $ (77)     $ (97)      $ 252      $ (19)      $ (26)

Fixed Charges:
  Interest expense                                      423        413        395          84        100         108
  Interest factor of rental expense                     --         --         --          --         --          --
                                                    -----------------------------------------------------------------
             Total fixed charges                        423        413        395          84        100         108
                                                    -----------------------------------------------------------------

             Total earnings                             342        336        298         336         81          82

             Total fixed charges                        423        413        395          84        100         108
                                                    -----------------------------------------------------------------

                                                    -----------------------------------------------------------------
Ratio of earnings to fixed charges                     0.81       0.81       0.75        4.00       0.81        0.76
                                                    -----------------------------------------------------------------

                                                    -----------------------------------------------------------------
  Deficiency to cover fixed charges                     (81)       (77)       (97)        --          19          26
                                                    -----------------------------------------------------------------

COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
             Operating rental expense                   --         --         --          --
             Interest factor                             33%        33%        33%         33%        33%         33%
                                                    -----------------------------------------------------------------

                            Total                       --         --         --          --         --          --
                                                    =================================================================